Exhibit (l)(7)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 7, 2014
 Prospect Capital Corporation
10 East 40th Street, 44th Floor
New York, NY 10016
Re: Prospect Capital Corporation 5.000% Senior Notes due 2019
Ladies and Gentlemen:
We have acted as special counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated April 2, 2014 (the “Underwriting Agreement”), among Barclays Capital Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC, and UBS Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), the Company, Prospect Capital Management LLC and Prospect Administration LLC, relating to the sale by the Company to the Underwriters of $255,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2019 (the “Notes”) issued under the Indenture, dated as of February 16, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Original Trustee”), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee (the “Trustee”) (collectively, the “Initial Indenture”), as supplemented by a Supplemental Indenture, dated as of April 7, 2014 (the “Supplemental Indenture,” together with the Initial Indenture, the “Indenture”), establishing the form and terms of the Notes. The Underwriting Agreement, the Indenture and the Note Certificate (as defined below) are referred to herein collectively as the “Transaction Documents.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
(a)     the registration statement on Form N-2 (File No. 333-190850) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act

Prospect Capital Corporation
April 7, 2014

on August 27, 2013, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) including Pre-Effective Amendment No. 1 thereto, Post-Effective Amendments No. 1 through No. 29 thereto, the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Commission’s Notice of Effectiveness of such registration statement posted on its website as of October 15, 2013 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)     an executed copy of the Underwriting Agreement;
(c)     an executed copy of the Indenture; and
(d)     the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New York insofar as we express our opinion herein. We have also assumed that the terms of the Notes have been established so as not to, and that the execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties are

Prospect Capital Corporation
April 7, 2014

subject, (ii) any law, rule, or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined-on Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
Our opinions set forth herein are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
(1)     Assuming the Note Certificate has been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture the Note Certificate constitutes a valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms.
(2)     Assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following further qualifications, assumptions and limitations:
(a)     the opinions stated herein are limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain remedies, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and

Prospect Capital Corporation
April 7, 2014

(b)     to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, our opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

Prospect Capital Corporation
April 7, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP